To the Shareholders and
Audit Committee of the
Growth Stock Portfolio:


In planning and performing our audit of the statements of the Growth Stock Portfolio (the Fund) for the year ended December 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for
the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to
provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective
 of preparing
 financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States of America. Those controls the safeguarding
 of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
control, error or fraud
 may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject
 to the risk that it
become inadequate because of changes in conditions
 or that the
effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be weaknesses under standards established by the American
Institute of Certified Public Accountants.
 A material weakness
 is a condition in which the design or
of one or more
internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being
audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of
December 31, 2001.

This report is intended solely for the information
 and use of management,
the Audit Committee of the Fund, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.




KPMG LLP
Columbus, Ohio
February 22, 2002